UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)                                            April 2, 2018

GUARANTY FEDERAL BANCSHARES, INC.

(Exact name of registrant as specified in charter)

Commission File Number: 0-23325

Delaware	43-1792717
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2144 E. Republic Road, Suite F200
Springfield, Missouri 65804

(Address of principal executive offices, including zip code)

(417) 520-4333

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 2, 2018, pursuant to the previously announced Agreement and Plan of Merger, dated as of November 30, 2017 (the “Merger Agreement”), by and between Guaranty Federal Bancshares, Inc., a Delaware corporation (“Guaranty”), and Hometown Bancshares, Inc., a Missouri corporation (“Hometown”), Hometown merged with and into Guaranty, with Guaranty being the surviving corporation (the “Merger”). As a result of the Merger, Hometown’s wholly owned bank subsidiary, Hometown Bank, National Association, became a wholly owned subsidiary of Guaranty. Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of Hometown common stock was converted into the right to receive $20.00 in cash. In the aggregate, Guaranty paid $4.6 million in respect of the outstanding shares of Hometown common stock.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Guaranty’s Current Report on Form 8-K, filed on December 1, 2017, and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Merger, pursuant to a Second Supplemental Indenture, dated as of April 2, 2018, by and among Guaranty, Hometown, and Wilmington Trust Company, as trustee (the “Trustee”), Guaranty assumed Hometown’s rights, duties, and obligations under the Indenture, dated as of October 29, 2002, as supplemented by that certain First Supplemental Indenture, dated as of May 19, 2014, by and between Hometown and the Trustee, under which Hometown issued approximately $6.1 million aggregate principal amount of its Floating Rate Junior Subordinated Debt Securities due 2032.

Item 7.01.	Regulation FD Disclosure.

On April 2, 2018, Guaranty issued a press release announcing the completion of the Merger. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to this Item and the related exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Guaranty intends to provide the financial statements of Hometown for the periods specified in Rule 3-05 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(a)(4) of this Form 8-K.

(b)	Pro Forma Financial Information.

The Company intends to provide the pro forma financial information required by Article 11 of Regulation S-X under cover of a Form 8-K/A within the time allowed for such filing by Item 9.01(b)(2) of this Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of November 30, 2017, by and between Guaranty Federal Bancshares, Inc. and Hometown Bancshares, Inc. (incorporated by reference to Exhibit 2.1 to Guaranty Federal Bancshares, Inc.’s Current Report on Form 8-K filed on December 1, 2017)*

99.1	Press Release, dated April 2, 2018

*

Certain schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Guaranty agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule upon request.

SignatureS

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2018	GUARANTY FEDERAL BANCSHARES, Inc.

By:	/s/ Shaun A. Burke
Name:	Shaun A. Burke